Exhibit 5.1

January 6, 2026

Invea Therapeutics, Inc.
2614 Boston Post Road, Suite 33B
Guilford, Connecticut 06437

Re:	Underwritten Public Offering

Ladies and Gentlemen:

We have acted as counsel to Invea Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (File No. 333-292131) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on December 15, 2025, as amended by Pre-Effective Amendment No. 1 filed with the SEC on the date hereof (as amended, the “Registration Statement”), pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act (the “Offering”) of up to 3,680,000 shares (including up to 480,000 shares for the purpose of covering over-allotments) (the “Shares”) of the Company’s common stock, par value $0.0001 per share, as such number of Shares may be modified by a subsequent amendment to the Registration Statement, in an underwritten public offering pursuant to an underwriting agreement (the “Underwriting Agreement”) substantially in the form filed as an exhibit to the Registration Statement to be entered into by and between the Company and ThinkEquity LLC, as representative of the underwriters listed in Schedule I thereto.

In our capacity as counsel, you have requested that we render the opinions set forth in this letter and we are furnishing this opinion letter to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the SEC; (ii) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement; (iii) the Company’s amended and restated certificate of incorporation, as amended to date; (iv) the Company’s bylaws, as amended to date; (v) resolutions of the board of directors of the Company relating to the Offering; and (vi) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; and (iv) any certificates representing securities to be issued pursuant to the Offering, as applicable, will be duly executed and delivered. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

January 6, 2026

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company in accordance with and in the manner described in the Registration Statement and the terms of the Underwriting Agreement and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Delaware and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ McDermott Will & Schulte LLP
MCDERMOTT WILL & SCHULTE LLP